Exhibit 10.43

      THIRD AMENDMENT TO CREDIT AGREEMENT

        This Third Amendment to Credit Agreement (this “Third Amendment to Credit Agreement”) is made as of this 1st day of September, 2004, between ASCENT ASSURANCE, INC. (the “Borrower”); the several entities identified on the signature pages to the Credit Agreement (as defined below) as Lenders and each other person that becomes a Lender (collectively, “Lenders,” and each individually, a “Lender”); and CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC (formerly CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION) (“CSFBM”), as Administrative Agent (In such capacity, the “Administrative Agent”), and as Arranger (in such capacity, the “Arranger”).

WITNESSETH

        WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Arranger are parties to a Credit Agreement dated as of April 17, 2001, as amended (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower; and

        WHEREAS, the parties wish to amend the Credit Agreement to eliminate certain financial covenants and to amend the definition of “Indebtedness”;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

        Section 1. Definitions. Except as otherwise defined in this Third Amendment to Credit Agreement, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. Amendments. Upon satisfaction of the conditions set forth in Section 4 of this Third Amendment to Credit Agreement, the Credit Agreement shall, effective as of the date hereof, be amended as follows:

        2.1 Credit Agreement References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as ‘hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

        2.2 Definitions. (a) Section 1.1 of the Credit Agreement shall be amended by adding the following new definition:

        “Cutler Employment Agreement” means the employment agreement dates as of September 1, 2004 between Borrower and Mr. Ben Cutler, as the same may be amended from time to time.

        (b)  Section 1.1 of the Credit Agreement shall be amended by deleting the definition of “Indebtedness” and replacing it in its entirely with the following definition:

        “Indebtedness” means with respect to any Person at any date, (a) Debt for Borrowed Money of that Person, (b) all indebtedness of that Person for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of that Person’s business and payable in accordance with customary practices), (c) all outstanding reimbursement obligations of that Person in respect to of outstanding letters of credit, acceptances and similar obligations issued or created for the account of that Person, (d) all liabilities secured by any Lien on any property owned by that Person even if that Person has not assumed ot otherwise become liable for the payment thereof, (e) liabilities arising under Hedging Agreements of that person (other than interest rate caps purchased by it), (f) all Guaranties of that person and (g) all Capital Lease Obligations of that Person; provided that, notwithstanding the foregoing, no present or future payment obligation of Borrower under the Cutler Employment Agreement shall constitute “Indebtedness” for purposes of this Agreement.

        2.3 Minimum Net Worth. Section 6.1(a) of the Credit Agreement shall be deleted in its entirety and designated as "Reserved".

        Section 3. Reaffirmation of the Borrower. The Borrower hereby represents and warrants to CSFBM that upon execution hereof no event of Default has occurred and is continuing under the Credit Agreement and the Credit Agreement as so amended, shall remain in full force and effect.

        Section 4. Conditions Precedent. The effectiveness of this Third Amendment to Credit Agreement is expressly conditioned upon CSFBM having received one or more counterparts of this Third Amendment to Credit Agreement duly executed by the Borrower.

        Section 5. Miscellaneous. Except as herein provided, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect. This Third Amendment and each other Loan Document shall remain unchanged and in full force and effect. This Third Amendment to Credit Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Third Amendment to Credit Agreement shall be governed by, and construed in accordance with, the law of the state of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ASCENT ASSURANCE, INC.
By /Cynthia B. Koenig/ Name: Cynthia B. Koenig Title: Senior VP, CFO & Treasurer

ADMINISTRATIVE AGENT AND ARRANGER:

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC
By /Alan Freudenstein/ Name: Alan Freudenstein Title: President

LENDERS:

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC
By /Alan Freudenstein/ Name: Alan Freudenstein Title: President